EXHIBIT 11

EAGLE FINANCIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)

                     Three Months Ended                   Three Months Ended
                           March 30                         March 31, 2000
                  2000              1999               2000              1999
              ------------      ------------       ------------      ------------
JAN              1,432,797         1,418,341          1,432,797         1,418,341
FEB              1,435,016         1,420,287          1,435,016         1,420,287
MAR              1,435,016         1,420,287          1,435,016         1,420,287
APR                    ---               ---                ---               ---
MAY                    ---               ---                ---               ---
JUN                    ---               ---                ---               ---
JUL                    ---               ---                ---               ---
AUG                    ---               ---                ---               ---
SEP                    ---               ---                ---               ---
OCT                    ---               ---                ---               ---
NOV                    ---               ---                ---               ---
DEC                    ---               ---                ---               ---
              ------------      ------------       ------------      ------------
                 4,302,829         4,258,915          4,302,829         4,258,915
                         3                 3                  3                 3
------------  ------------      ------------       ------------      ------------
Weighted
Average
Shares
Outstanding      1,434,276         1,419,638          1,434,276         1,49,638
------------  ------------      ------------       ------------      ------------
Net Income    $    488,638      $    367,047      $     488,638      $    367,047
------------  ------------      ------------       ------------      ------------
Earnings Per
Share, Basic
and Diluted   $       0.34      $       0.26      $        0.34      $       0.26
------------  ------------      ------------       ------------      ------------

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